Exhibit 99.1

Release Date: July 2, 2014

Contact:	Jenniffer Collins
IGI Laboratories, Inc.
(856)697-1441
www.igilabs.com

IGI LABORATORIES ANNOUNCES CLOSING OF UNDERWRITTEN OFFERING

INCLUDING OVER-ALLOTMENT OPTION

Buena, NJ – (PRNewswire) – IGI Laboratories, Inc. (NYSE MKT: IG; IGI or the Company), today announced the closing of its previously announced underwritten public offering of shares of its common stock, including all 697,500 shares subject to the underwriters’ over-allotment option. After giving effect to the exercise of the over-allotment option, the Company sold an aggregate of 5,347,500 shares of common stock in the offering at a public offering price of $5.00 per share. The net proceeds of the offering are expected to be approximately $25.2 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company.

Roth Capital Partners and Oppenheimer & Co. acted as joint book-running managers for the offering. Craig-Hallum Capital Group, LLC is acting as a financial advisor to the Company.

The Company intends to use the net proceeds of the offering for general corporate purposes, including, without limitation, research and development, general and administrative, manufacturing and marketing expenses, and potential not yet identified acquisitions of companies, products, ANDAs, technologies and assets that complement the Company’s business.

This shares described above were offered pursuant to a shelf registration statement previously filed with and declared effective by the Securities and Exchange Commission (SEC). A prospectus supplement and accompanying prospectus describing the terms of the offering have been filed with the SEC and are available on the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About IGI Laboratories, Inc.

IGI Laboratories is a developer and manufacturer of topical formulations for the pharmaceutical, OTC, and cosmetic markets. Our mission is to be a leading player in the generic topical prescription drug market.

Forward-Looking Statements

This press release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions, and other statements contained in this press release that are not historical facts and statements identified by words such as "plan," "believe," "continue", "should" or words of similar meaning. Factors that could cause actual results to differ materially from these expectations include, but are not limited to: our intended use of proceeds from the offering, our inability to meet current

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or future regulatory requirements in connection with existing or future ANDAs; our inability to achieve profitability; our failure to obtain FDA approvals as anticipated; our inability to execute and implement our business plan and strategy; the potential lack of market acceptance of our products; our inability to protect our intellectual property rights; changes in global political, economic, business, competitive, market and regulatory factors; and our inability to complete successfully future product acquisitions. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption "Risk Factors" in IGI Laboratories, Inc.'s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other periodic reports we file with the Securities and Exchange Commission from time to time, including the prospectus supplement relating to the offering. IGI Laboratories, Inc. does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.